As filed with the Securities and Exchange Commission on October 16, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BellRing Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2000	83-4096323
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darcy Horn Davenport

President and Chief Executive Officer

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tom W. Zook Lewis Rice LLC 600 Washington Avenue, Suite 2500 St. Louis, Missouri 63101 Telephone: (314) 444-7671 Fax: (314) 612-7671	Diedre J. Gray Post Holdings, Inc. 2503 S. Hanley Road St. Louis, Missouri 63144 Telephone: (314) 644-7600 Fax: (314) 646-3367	Ian D. Schuman Benjamin D. Stern Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4834 Telephone: (212) 906-1200

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ File No. 333-233867

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common stock, $0.01 par value per share	4,928,571	$14.00	$68,999,994	$8,956.20

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 642,857 additional shares of Class A common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-233867), which was declared effective by the Securities and Exchange Commission on October 16, 2019 (the “Prior Registration Statement”).

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $85,084.00 for the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $68,999,994 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), of BellRing Brands, Inc. (the “Registrant”). This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-233867) (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act, which was declared effective by the SEC on October 16, 2019. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement solely for the purpose of increasing the aggregate number of shares of Class A common stock offered by the Registrant by 4,928,571 shares of Class A common stock, which includes 642,857 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Class A common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in the Exhibit Index below and filed herewith.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Lewis Rice LLC

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Lewis Rice LLC (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on October 16, 2019.

BellRing Brands, Inc.

By:	/s/ Darcy Horn Davenport
Darcy Horn Davenport
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of BellRing Brands, Inc. hereby severally constitutes and appoints Darcy Horn Davenport, Diedre J. Gray, Paul A. Rode and Craig L. Rosenthal, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. Vitale Robert V. Vitale	Executive Chairman (Co-Principal Executive Officer and Director)	October 16, 2019

/s/ Darcy Horn Davenport Darcy Horn Davenport	President and Chief Executive Officer (Co-Principal Executive Officer)	October 16, 2019

/s/ Paul A. Rode Paul A. Rode	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 16, 2019

/s/ Jeff A. Zadoks Jeff A. Zadoks	Director	October 16, 2019

/s/ Diedre J. Gray Diedre J. Gray	Director	October 16, 2019